UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 21, 2011
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2011, the Board of Directors of Cutera, Inc. decided to appoint Gregory Barrett as an additional member to the Board as a Class III director and a member of its Compensation Committee replacing director Timothy J. O’Shea on the Committee.  Mr. Barrett’s appointment was effective upon his acceptance of Cutera’s offer, which he accepted on October 27, 2011.

Mr. Barrett is currently the Chairman, President and Chief Executive Officer of BÂRRX Medical, Inc., a private medical device company that manufactures and distributes products to treat gastrointestinal diseases.  Prior to joining BÂRRX Medical in February 2004, from January 2001 through August 2003, Mr. Barrett served as President and Chief Executive Officer of ACMI Corporation, a developer of medical visualization and energy systems.

Mr. Barrett will receive the Company’s non-employee director compensation.  Pursuant to existing arrangements, Mr. Barrett will receive, among other things, annual cash compensation of $45,000 for his service as a member of the Board and $6,000 annually for attendance at meetings of the Compensation Committee.  Mr. Barrett is receiving an initial option to purchase 14,000 shares of our common stock under our 2004 Equity Incentive Plan priced at fair market value on the date of grant.  The option has a term of seven years and will become exercisable as to one-third of the shares subject to the option on each anniversary of its date of grant, provided that Mr. Barrett remains a director on such dates.  In addition, Mr. Barrett will receive fully vested Cutera stock on an annual basis equivalent to the number of shares represented by the quotient of $60,000 divided by the closing stock price of our common stock on the date of each Annual Meeting, provided that Mr. Barrett is a director on the date of such Annual Meeting of stockholders and has been a director for at least the preceding six months.

Mr. Barrett is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On October 21, 2011, the Board of Directors formed a Nominating and Governance Committee and appointed directors W. Mark Lortz, Timothy J. O’Shea, David B. Apfelberg and Jerry P. Widman as members.  The Board adopted a Charter of the Nominating and Governance Committee, which is available in the Corporate Governance section on the Company’s website at http://ir.cutera.com/phoenix.zhtml?c=130892&p=irol-govHighlights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: October 27, 2011	/s/ RONALD J. SANTILLI
Ronald J. Santilli
EVP, Finance and Administration and Chief Financial Officer